As filed with the Securities and Exchange Commission on May 16, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION NO. 333-46706	POST-EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION NO. 333-134530
UNDER
THE SECURITIES ACT OF 1933

HYDRIL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	95-2777268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3300 North Sam Houston Parkway East Houston, Texas (Address of Principal Executive Offices)	77032-3411 (Zip Code)

HYDRIL COMPANY 2005 INCENTIVE PLAN

HYDRIL COMPANY 2000 INCENTIVE PLAN

HYDRIL COMPANY EMPLOYEE
STOCK PURCHASE PLAN
(Full title of the plan)

Ricardo Soler
Chief Executive Officer and President
Hydril Company
3300 North Sam Houston Parkway East
Houston, Texas 77032-3411
(Name and address of agent for service)
(281) 449-2000
(Telephone number, including area code, of agent for service)

     These Post-Effective Amendments relate to the following Registration Statements of Hydril Company filed on Form S-8 (collectively, the “Registration Statements”):
     1. Registration Statement No. 333-134530 registering 1,200,000 shares of common stock for the Hydril Company 2005 Incentive Plan
     2. Registration Statement No. 333-46706 registering 2,170,000 shares of common stock for the Hydril Company 2000 Incentive Plan and the Hydril Company
     On May 7, 2007, Hydril Company (the “Company”) and Hokkaido Acquisition, Inc. (“Merger Sub”) completed a merger (the “Merger”) of Merger Sub with the Company, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of February 11, 2007, among the Company, Tenaris, S.A. (“Tenaris”) and Merger Sub, a wholly-owned subsidiary of Tenaris. In connection with the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements.
     Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing these Post-Effective Amendments to the Registration Statements solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 16th day of May, 2007.

HYDRIL COMPANY

By:	/s/ Ricardo Soler Ricardo Soler
Chief Executive Officer and President
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 16, 2007.

SIGNATURE	TITLE

/s/ Ricardo Soler	Chief Executive Officer, President and Director
Ricardo Soler	(Principal Executive, Financial and Accounting Officer)

/s/ Milton Brice	Secretary and Director
Milton Brice

/s/ Germán Curá	Chairman and Director
Germán Curá